Exhibit 23.1

                          Independent Auditors' Consent



The Board of Directors
CollaGenex Pharmaceuticals, Inc.:

We consent to incorporation by reference in the registration statements No. 333-31229 and No. 333-73230 on Form S-8 of CollaGenex Pharmaceuticals, Inc. and registration statements No. 333-88697, No. 333-35634, No. 333-53766, No.
333-58568,   No.  333-67044,  and  No.  333-72166  on  Form  S-3  of  CollaGenex
Pharmaceuticals, Inc. of our report dated January 31, 2001, except as to the first paragraph of note 14, which is as of March 12, 2001 and the second paragraph of note 14, which is as of March 19, 2001, with respect to the consolidated balance sheets of CollaGenex Pharmaceuticals, Inc. and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000 Annual Report on Form 10-K/A of CollaGenex Pharmaceuticals, Inc. Our report refers to the Company's adoption of the provisions of the Securities and Exchange Commission's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" in 2000.

                                  /s/ KPMG LLP

Princeton, New Jersey
January 2, 2002